Exhibit 99.1

FOR IMMEDIATE RELEASE

Creative Realities Announces Reflect Settlement Agreement

Quantifies Liability and Future Payment Plans

LOUISVILLE, KY – March 17, 2025 – Creative Realities, Inc. (“Creative Realities,” “CRI,” or the “Company”) (NASDAQ: CREX), a leading provider of digital signage and AdTech solutions, today announced that it settled and resolved its dispute with former stockholders of Reflect Systems, Inc. (“Reflect”) related to the Company’s obligation to pay to former Reflect stockholders contingent supplemental cash payments under the terms of the Company’s merger with Reflect (the “Guaranteed Consideration”). The settlement terminates and releases the Company’s obligation to pay the Guaranteed Consideration in exchange for: (i) a cash payment of $3 million; (ii) a $4 million, 30-month promissory note (the “Note”); and (iii) the issuance of certain warrants to purchase common stock of the Company. The Note is an unsecured obligation of the Company that accrues interest at a rate of 14.0% per annum, and requires the Company to make a balloon payment of $2.3 million on the maturity date, September 14, 2027. A more detailed description of the settlement and settlement documents are included in a Current Report on Form 8-K of the Company being filed with the SEC.

“I’m very pleased to announce this settlement with the former Reflect stockholders, positioning us for a more certain future,” said Rick Mills, Chief Executive Officer. “We worked hard to resolve this liability in a way that is beneficial to the Company, our investors, and the former Reflect stockholders. We believe the settlement accomplishes this objective and provides a great deal of financial flexibility while removing a significant overhang on our shares. CRI will pay $3 million in cash utilizing our existing credit agreement with First Merchants Bank, and we entered into a $4 million, 30-month promissory note that includes a balloon payment in 2027. This long-term plan, along with warrants, provides us time to continue growing the Company and enhance shareholder value while giving former Reflect stockholders an additional return on their investment. I think this is a win-win for all involved that quantifies a payment schedule and eliminates uncertainty through a clear, simplified financing structure. We are very pleased with this development that allows us to focus on expansion and improved operating results for the remainder of fiscal 2025.”

About Creative Realities, Inc.

Creative Realities designs, develops and deploys digital signage-based experiences for enterprise-level networks utilizing its ClarityTM, ReflectViewTM, and iShowroomTM Content Management System (CMS) platforms. The Company is actively providing recurring SaaS and support services across diverse vertical markets, including but not limited to retail, automotive, digital-out-of-home (DOOH) advertising networks, convenience stores, foodservice/QSR, gaming, theater, and stadium venues. In addition, the Company assists clients in utilizing place-based digital media to achieve business objectives such as increased revenue, enhanced customer experiences, and improved productivity. This includes the design, deployment, and day to day management of Retail Media Networks to monetize on-premise foot traffic utilizing its AdLogicTM and AdLogic CPM+TM programmatic advertising platforms.

Cautionary Note on Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and includes, among other things, discussions of our business strategies, product releases, future operations and capital resources. Words such as "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance, conditions or results. They are based on the opinions, estimates and beliefs of management as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions and other factors, many of which are outside of our control, that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Some of these risks are discussed in the “Risk Factors” section contained in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, and the Company’s subsequent filings with the U.S. Securities and Exchange Commission. Important factors, among others, that may affect actual results or outcomes include: our strategy for customer retention, growth, product development, market position, financial results and reserves, our ability to execute on our business plan, our ability to retain key personnel, our ability to remain listed on the Nasdaq Capital Market, our ability to realize the revenues included in our future guidance and backlog reports, our ability to satisfy our upcoming debt obligations and other liabilities, the ability of the Company to continue as a going concern, potential litigation, supply chain shortages, and general economic and market conditions impacting demand for our products and services. Readers should not place undue reliance upon any forward-looking statements. We assume no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Media:

Christina Davies

cdavies@ideagrove.com

Investor Relations:

Chris Witty

cwitty@darrowir.com

646-438-9385

ir@cri.com

https://investors.cri.com/